SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                 July 11, 2003

                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                               0-29288          06-0868496
--------                               -------          ----------
(State or other jurisdiction          (Commission       (IRS Employer
 of incorporation)                      File Number)      Identification No.)


ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK               10020
-----------------------------------------               -----
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code                (212) 218-7910
                                                                  --------------


Item 9.   Regulation FD Disclosure
----------------------------------

          Registrant's July 11, 2003 Press Release is attached hereto as Exhibit
          99.1 and incorporated by reference into this Item 9. This disclosure is being furnished under requirements of Item 12.

          Exhibit 99.1: Registrant's July 11, 2003 Press Release (attached hereto).


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GRIFFIN LAND & NURSERIES, INC.


                                     /s/ Anthony J. Galici
                                     ---------------------
                                     Anthony J. Galici
                                     Vice President, Chief Financial Officer and
                                     Secretary

Dated: July 11, 2003


NEWS FROM:                                     Exhibit 99.1
                                              -------------
GRIFFIN LAND & NURSERIES, INC.          CONTACT:
                                        Anthony Galici
                                        Chief Financial Officer
                                        (860) 653-4541

GRIFFIN ANNOUNCES SECOND QUARTER RESULTS
---------------------------------------

NEW YORK, NEW YORK (JULY 11, 2003) GRIFFIN LAND & NURSERIES, INC. (NASDAQ: GRIF) ("GRIFFIN")today reported 2003 second quarter operating profit of $1,835,000 on net sales and other revenue of $21,863,000 as compared to operating profit of $1,836,000 on net sales and other revenue of $19,903,000 for the 2002 second quarter. For the 2003 six month period, Griffin reported operating profit of $345,000 on net sales and other revenue of $24,964,000 as compared to operating profit of $665,000 on net sales and other revenue of $22,502,000 for the 2002 six month period.

     Operating results of Griffin's landscape nursery business, Imperial Nurseries, Inc. ("Imperial") were substantially unchanged in the 2003 second quarter compared to the 2002 second quarter but lower in the 2003 six month period as compared to the 2002 six month period. Imperial's results reflect higher net sales and other revenue in the 2003 second quarter and six month periods versus the comparable 2002 periods, which was offset by the effect of lower gross margins on sales. The lower margins reflect competitive pressures, as poor spring weather in Imperial's markets the past two years has resulted in excess product being available for sale by Imperial and other growers,
depressing prices.    Imperial's 2003 spring sales were hampered by cold weather early in the period, including snow in the northeast, followed by excessive rain in the latter part of spring.

     Operating results at Griffin Land were substantially unchanged in the 2003 second quarter and six month periods versus the comparable 2002 periods. Higher results from Griffin Land's leasing activities were offset by the lack of property sales in the current year. The 2002 second quarter and six month period included gains of $0.2 million from land sales. Griffin Land's results in the 2003 second quarter and six month period reflect increased rental revenue, which was substantially offset by higher operating expenses of its properties and higher depreciation expense, principally reflecting the acquisition, early in the 2003 first quarter, of the remaining 70% interest in two office buildings of approximately 80,000 square feet each and located in Griffin Center in Windsor, Connecticut. Griffin previously held a 30% interest in those buildings.

     Griffin reported 2003 second quarter net income of $486,000 and basic and diluted net income per share of $0.10, as compared to 2002 second quarter net income of $1,629,000 and basic and diluted net income per share of $0.33 and $0.32, respectively. For the 2003 six month period, Griffin reported a net loss of ($1,166,000) and a basic and diluted net loss per share of ($0.24), as compared to net income of $164,000 and basic and diluted net income per share of $0.03 for the 2002 six month period.

     Griffin's 2003 second quarter and 2003 six month period includes higher interest expense than the comparable 2002 periods due principally to the interest on the $9.75 million nonrecourse mortgage used principally to finance two recently acquired office buildings.

     Griffin's results from its equity investment in Centaur Communications, Ltd. ("Centaur"), a publishing company based in the United Kingdom, were lower in the 2003 second quarter and 2003 six month period than the comparable 2002 periods. The lower Centaur results reflect the weakened advertising market in the United Kingdom and a charge for future lease costs on office space no longer utilized at Centaur, of which Griffin's allocable share, net of an income benefit in the United Kingdom, was $534,000.

     Griffin operates landscape nursery and real estate businesses and has a 35% equity investment in Centaur.

     Forward-Looking Statements:
     This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.

                                                  Griffin Land & Nurseries, Inc.
                                         Consolidated Condensed Statement of Operations
                                          (amounts in thousands, except per share data)

                                                    Second Quarter Ended,            Six Months Ended,
                                               -------------------------------  -------------------------------
                                               May 31, 2003       June 1, 2002  May 31, 2003       June 1, 2002
                                               -------------      ------------  -------------      ------------
Net sales and other revenue . . . . . . . . .  $     21,863       $    19,903   $     24,964       $    22,502
                                               -------------      ------------  -------------      ------------

Operating profit. . . . . . . . . . . . . . .         1,835             1,836            345               665

Interest expense, net . . . . . . . . . . . .          (678)             (419)        (1,294)             (771)
                                               -------------      ------------  -------------      ------------
Income (loss) before taxes. . . . . . . . . .         1,157             1,417           (949)             (106)

Income tax provision (benefit). . . . . . . .           403               454           (341)              (33)
                                               -------------      ------------  -------------      ------------
Income (loss) before equity investment. . . .           754               963           (608)              (73)

(Loss) income from equity investment. . . . .          (268) (1)          666           (558) (1)          237
                                               -------------      ------------  -------------      ------------
Net income (loss) . . . . . . . . . . . . . .  $        486       $     1,629   $     (1,166)      $       164
                                               =============      ============  =============      ============

Basic net income (loss) per common share. . .  $       0.10       $      0.33   $      (0.24)      $      0.03
                                               =============      ============  =============      ============

Diluted net income (loss) per common share. .  $       0.10       $      0.32   $      (0.24)      $      0.03
                                               =============      ============  =============      ============

Weighted average common shares outstanding
for computation of basic per share results. .         4,874             4,865           4,869            4,864
                                               =============      ============  ==============     ============

Weighted average common shares outstanding
for computation of diluted per share results.         4,929             4,991           4,869            4,974
                                               =============      ============  ==============     ============

(1) Griffin's equity loss at Centaur for the 2003 second quarter and 2003 six month period includes a charge for future lease costs (net of estimated sublease revenue) on office space that is no longer utilized by Centaur and compensation expense related to extending the life of certain stock options at Centaur. Griffin's allocable share of these items was $0.5 million and $0.2 million, respectively.